Exhibit 31-7

FORM 10-K CERTIFICATION

I, David E. Meador, certify that:

1.	I have reviewed this annual report on Form 10-K of The Detroit Edison Securitization Funding LLC and other reports containing distribution information for the period covered by this annual report;

2.	To the best of my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	To the best of my knowledge, the financial statements included in this report provide the financial information required to be provided to the trustee under the governing documents of The Detroit Edison Securitization Funding LLC; and

4.	The Detroit Edison Company, as Servicer under the securitization bonds, has complied with its servicing obligations and minimum servicing standards.

/s/ DAVID E. MEADOR	Date: March 15, 2005
David E. Meador
Manager
The Detroit Edison Securitization Funding LLC